   As filed with the Securities and Exchange Commission on August 27, 1996
                                               Registration No. 333-
- -------------------------------------------------------------------------
- -

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                      ---------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                     -----------------------------------

Incorporated            AMERICAN FINANCIAL GROUP, INC.   I.R.S. Employer
Under the Laws              ONE EAST FOURTH STREET       Identification No.
of Ohio                     CINCINNATI, OHIO 45202         31-1422526

                       AMERICAN FINANCIAL GROUP, INC.
                  NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
                 ------------------------------------------

                           James C. Kennedy, Esq.
                     Deputy General Counsel & Secretary
                       American Financial Group, Inc.
                            1800 Provident Tower
                           One East Fourth Street
                           Cincinnati, Ohio  45202
                               (513) 579-2538
                       (Agent for Service of Process)

                       CALCULATION OF REGISTRATION FEE
      -----------------------------------------------------------------

                                                   Proposed            Proposed
                                                   Maximum             Maximum
Title of                      Amount               Offering            Aggregate        Amount of
Securities                    To Be                Price               Offering         Registration
To Be Registered              Registered (1)       Per Share (2)       Price (2)        Fee(3)
- -------------------------------------------------------------------------------------

Common Stock, par             100,000              $30.1875            $3,018,750       $1,040.95
value $1.00 per share         Shares

(1) This Registration Statement is filed for up to 100,000 shares issuable pursuant to the American Financial Group, Inc. Non-Employee
  Directors' Compensation Plan.

(2)       Estimated solely for purposes of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 21, 1996 of $30.1875 per share.

                              Page 1 of 5 Pages
                           Exhibit Index on Page 3

                                      PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

       The following documents filed by American Financial Group, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

       2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

       3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B filed on April 17, 1995 under the Securities Exchange Act of 1934.

       All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.Description of Securities

       Not applicable.

Item 5.Interests of Named Experts and Counsel

       The legality of the Common Stock offered hereby will be passed upon for the Company by Karl J. Grafe, Esq., Assistant Secretary of the Company. Mr. Grafe beneficially owns 665 shares of the Company's Common Stock.

Item 6.Indemnification of Directors and Officers

       Ohio  Revised Code Section 1701.13(E), allows indemnification  by  the
Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which such person had no reasonable cause to believe that such conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Registrant's Code of Regulations extends such indemnification.

       The Registrant maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Registrant and of the companies which are, directly or indirectly, more than 50% owned by the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and statements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claim arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

       The Registrant also has entered into indemnification agreements with its executive officers and directors providing for indemnification against certain liabilities to the fullest extent provided by Ohio law.

Item 7.Exemption from Registration Claimed

       Not applicable.

Item 8.Exhibits

        *4    Non-Employee  Directors'  Compensation  Plan  (incorporated  by reference to Exhibit 10(f) of the Company's Form 10-K for the year ended December 31, 1995).

        5     Opinion of Karl J. Grafe, Esq.

       23.1   Consent of Karl J. Grafe, Esq. (contained on Exhibit 5).

       23.2   Consent of Independent Auditors

       24     Powers of Attorney (contained on the signature page).

*      Incorporated by reference as indicated

Item 9 Undertakings

       9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
change   in  the  information  set  forth  in  this  Registration  Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if) the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on August 27, 1996.

                                AMERICAN FINANCIAL GROUP, INC.
                                By: Carl H. Lindner
                                    ----------------------------
                                    Carl H. Lindner
                                    Chairman of the Board and
                                     Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate James C. Kennedy or Karl J. Grafe as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

        Signature                  Capacity                       Date

 *Carl H. Lindner          Chairman of the Board and Chief   August 27, 1996
 ---------------------     Executive Officer (Principal
 Carl H. Lindner           Executive Officer)

 *Carl H. Lindner III      Director                          August 27, 1996
 ---------------------

 *S. Craig Lindner         Director                          August 27, 1996
 ---------------------
 S. Craig Lindner

 *Keith E. Lindner         Director                          August 27, 1996
 ---------------------
 Keith E. Lindner

 *Theodore H. Emmerich     Director                          August 27, 1996
 ---------------------
 Theodore H. Emmerich

 *James E. Evans           Director                          August 27, 1996
 ---------------------
 James E. Evans

 *Thomas M. Hunt           Director                          August 27, 1996
 ---------------------
 Thomas M. Hunt

 *William R. Martin        Director                          August 27, 1996
 ---------------------
 William R. Martin

 *Fred J. Runk             Senior Vice President and         August 27, 1996
 ---------------------     Treasurer (Principal Accounting
 Fred J. Runk              Officer and Principal Financial
                           Officer)

EXHIBIT 5


                               August 27, 1996


Direct Dial:  (513) 579-2540

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Dear Sir or Madam:

       I have acted as counsel to American Financial Group, Inc., an Ohio corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 100,000 shares of Common Stock, $1.00 par value, of the Company pursuant to the American Financial Group, Inc. Non-Employee Directors' Compensation Plan (the "Plan").

       In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Restated and Amended Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

       Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Securities Act of 1933 and (ii) the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.

       I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                                    Karl J. Grafe
                                                    Karl J. Grafe
                                                    Assistant Secretary

EXHIBIT 23.2



                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the American Financial Group, Inc. Non-Employee Directors' Compensation Plan for the registration of 100,000 shares of its common stock of our report dated March 15, 1996, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.






                                                    ERNST & YOUNG LLP

Cincinnati, Ohio
August 26, 1996